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                                                                 Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File nos. 333-03106 and 333-15693) and Form S-3 (File No. 333-25469) of our report dated March 14, 1997 on the consolidated financial statements of VIMRX Pharmaceuticals Inc. and subsidiaries (the "Company") as of December 31, 1996 and for each of the years in the two year period then ended included in the Company's 1997 Annual Report on Form 10-K.


/s/ Richard A. Eisner & Company, LLP
New York, New York
March 25, 1998